Exhibit 99.1

RegeneRx Receives $1 Million Pursuant to Product License and
Stock Purchase Agreement

ROCKVILLE, Md. (September 3, 2014) – RegeneRx Biopharmaceuticals, Inc. (OTC: RGRX) (“the Company” or “RegeneRx”) today announced that it received a payment of $1 million, representing the last tranche of a $2.5 million product license and securities purchase agreement with G-treeBNT Co., Ltd, to develop RegeneRx's RGN-259 preservative-free eye drop product candidate in Asia (excluding China, Hong Kong, Taiwan, and Macau), and its RGN-137 topical dermal gel product candidate in the U.S. G-treeBNT purchased 8,333,333 shares of common stock at $0.12 per share and retains an option until January 31, 2015 to purchase additional common stock for $825,000 at $0.15 per share. The licensing and securities purchase agreements have previously been filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the development and potential future commercialization of RGN-137 and RGN-259, and possible future milestone payments or exercise of G-treeBNT’s equity option. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. There can also be no assurance that any license agreement or product development program undertaken by RegeneRx or its licensees will be commercially successful. Please view these and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2013, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

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For RegeneRx:

Lori Smith

301.208.9191

las@regenerx.com